Exhibit 4.1

WARRANT

NEITHER THIS WARRANT NOR THE SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR RECEIPT BY THE MAKER OF AN OPINION OF COUNSEL IN THE FORM, SUBSTANCE AND SCOPE REASONABLY SATISFACTORY TO THE MAKER THAT THIS NOTE AND THE SHARES ISSUABLE UPON CONVERSION HEREOF MAY BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF, UNDER AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND SUCH STATE SECURITIES LAWS.

GENESIS FINANCIAL INC.

Number of Shares: _____

 Date of Issuance  ______, 2018

FOR VALUE RECEIVED, subject to the provisions hereinafter set forth, the undersigned, Genesis Financial Inc., a Wyoming corporation (together with its successors and assigns, the “Issuer” or the “Company”), hereby certifies that, ______, or his/her/its registered permitted assigns (the “Holder”) is entitled to subscribe for and purchase, during the period specified in this Warrant up to _____________(subject to adjustment as hereinafter provided) of the duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company (the “Shares”) (in each such case, the “Warrant Shares”), at an exercise price per share equal to $3.00  (“Per Share Warrant Price”); subject, however, to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is being issued pursuant to the terms of that certain Security Holder Consent Agreement (the “Agreement”), to which the Company, _______________. and Holder (or Holder’s predecessor in interest) are parties.  Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Agreement.

1.

Warrant Period; Exercise of Warrant

1.1

Vesting & Exercise.  The Warrant is fully vested upon grant and shall be exercisable, subject to the terms of section 1.2, through the Expiration Date (such period being the “Warrant Period”). The term “Expiration Date” shall mean the ___________ anniversary of the Date of Issuance. The Holder may exercise this Warrant, in whole or part, by the surrender of this Warrant (with a duly executed exercise form in the form attached at the end hereof as Exhibit A) at the principal office of the Company, together with the proper payment of the Per Share Warrant Price times the applicable number of Warrant Shares.

1.2

Cashless Exercise. In the event that there is no effective registration statement permitting the Holder to resell the Warrant Shares or the prospectus forming a part thereof is not then available to the Holder for the resale of the Warrant Shares, the Holder may satisfy its obligation to pay the Per Share Warrant Price through a “Cashless Exercise,” in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows:

X = Y [(A-B)/A]
where:

X = the number of Warrant Shares to be issued to the Holder.

Y = the number of Warrant Shares with respect to which this Warrant is being exercised (prior to cashless exercise).

A = the average of the Closing Prices for the five (5) Trading Days immediately prior to (but not including) the Exercise Date.

B = the Exercise Price.

For purposes of this Section1.2:

 “Closing Prices” for any date, shall mean the closing price per share of the Shares for such date (or the nearest preceding date) on the primary trading market on which the Shares is then listed or quoted.

 “Trading Day” means (a) any day on which the Shares is listed or quoted and traded on its primary trading market and/or quotation system, as the case may be, (b) if the Shares are not then listed or quoted and traded on any trading market, then a day on which trading occurs on the primary trading market on which the Company's Shares are then listed or quoted

1.3

Upon such surrender of this Warrant and proper payment, the Company will (a) issue a certificate or certificates in the name of Holder for the Warrant Shares to which the Holder shall be entitled, and (b) if the Warrant is exercised in part, deliver to the Holder certificates evidencing the balance, if any, of the Warrant Shares to be issuable pursuant to the provisions of this Warrant.

2.

Representations and Warranties

The Holder (i) represents, warrants, covenants and agrees that the Warrant and the underlying Warrant Shares are being acquired by the Holder for the Holder's own account, for investment purposes only, and not with a view to any public distribution thereof or with any present intention of so distributing all or any part of the Warrant or the Warrant Shares; (ii) understands (x) that if it should thereafter  decide to dispose of such Warrant or Warrant Shares (which it does not contemplate at such time) it may do so only in compliance with the Securities Act, including any exemption there from, and (y) this Warrant and the Warrant Shares are not registered under the Securities Act; and (iii) acknowledges that, as of the date hereof, it has been given a full opportunity to ask questions of and to receive answers from the Company concerning this Warrant and the Warrant Shares and the business of the Company and to obtain such information as it desired in order to evaluate the acquisition of this Warrant and the Warrant Shares, and all questions have been answered to its full satisfaction.

3.

Reservation of Shares

3.1

The Company covenants that it has authorized and shall maintain in reserve, and will keep available solely for issuance or delivery upon exercise of the Warrant, the Warrant Shares and other securities and properties as from time to time shall be receivable upon the exercise of this Warrant.

3.2

The Shares represented by each and every certificate for Warrant Shares delivered upon exercise of this Warrant shall at the time of  such delivery, be duly authorized, validly issued and outstanding, fully paid and non-assessable and not subject to preemptive rights or rights of first refusal. The Company shall pay all documentary, stamp or similar taxes and other similar governmental  charges that may be imposed with respect to the issuance or delivery of any Shares upon exercise of the Warrants (other than income taxes); provided, however, that if the Shares  are to be delivered in a name other than the name of the Holder, no such delivery shall be made unless the person requesting the same has paid to the Company the amount of transfer taxes or charges incident thereto, if any.

4.

Adjustment

4.1

In case of any consolidation or merger of the Company with or into another corporation (other than a merger or consolidation in which the Company  is the surviving or the continuing corporation), such successor corporation or entity, as the case may be, shall (i) execute with the Holder an agreement that the Holder shall have the right thereafter to receive  upon the exercise of the Warrant the kind and amount of shares and/or other securities or other property which he would have owned or have been entitled to receive after the happening of such consolidation or merger had the Warrant been exercised immediately prior to such action, (ii) make effective provision in its certificate of its incorporation or  otherwise, if necessary, in order to effect such agreement, and (iii) set aside or reserve for the benefit of the Holder, the stock, securities, property and cash to which the Holder would be entitled to upon exercise of this Warrant.

4.2

In case the Company shall (A) pay a dividend or make a distribution on its shares  of capital stock (B) subdivide or reclassify its outstanding capital stock into a greater number of shares, or (C) combine or reclassify its outstanding capital stock into a smaller number of shares or otherwise effect a reverse split, (other than a change in par value or from no par value to a specific par value), both the number of Warrant Shares and the Exercise Price shall be proportionately adjusted so that the Holder shall have the right thereafter to receive upon exercise of this Warrant solely the kind and amount of shares as the Holder would have owned had this Warrant been exercised immediately prior to such dividend, subdivision, combination or reclassification.

4.3

The above provisions of this section 4 shall similarly apply to successive reclassifications and changes of shares of capital stock of the Company and to successive consolidations.

4.4

Upon the occurrence of each adjustment pursuant to this Section 4, the Company at its expense will promptly compute such adjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment, including a statement of the adjusted Exercise Price and adjusted number or type of Warrant Shares or other securities issuable upon exercise of this Warrant (as applicable), describing the transactions giving rise to such adjustments and showing in detail the facts upon which such adjustment is based, and promptly deliver such certificate to the Holder in accordance with the provisions of Section 9 hereof.

5.

Limited Transfer

The Holder of this Warrant, by acceptance hereof, acknowledges that this Warrant this Warrant has not been registered under the Act or similar applicable laws in other jurisdictions and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares.  Neither this Warrant nor any of the Warrant Shares or any other security issued or issuable upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act or similar applicable laws relating to such security or an opinion of counsel satisfactory to the Company that registration is not so required under the Act or similar applicable laws.  Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend on the face thereof, in substantially the following form:

“THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. NO SALE OR DISPOSITION MAY BE EFFECTED WITHOUT (i) EFFECTIVE REGISTRATION STATEMENTS RELATED THERETO, (ii) AN OPINION OF COUNSEL OR OTHER EVIDENCE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATIONS ARE NOT REQUIRED, (iii) RECEIPT OF NO-ACTION LETTERS FROM THE APPROPRIATE GOVERNMENTAL AUTHORITIES, OR (iv) OTHERWISE COMPLYING WITH THE PROVISIONS OF SECTION 5 OF THE WARRANT UNDER WHICH THESE SECURITIES WERE ISSUED, DIRECTLY OR INDIRECTLY.”

6.

Loss, etc. of Warrant

Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and of indemnity reasonably satisfactory to the Company, if lost, stolen or destroyed, and upon surrender and cancellation of this Warrant, if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Warrant of like date, tenor and denomination.

7.

Warrant Holder Not Shareholder

Except as  otherwise provided herein, this Warrant does not confer upon the Holder any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof.

8.

Headings

The headings of this Warrant have been inserted as a matter of convenience and shall not affect the construction hereof.

9.

Notices.

Unless otherwise provided, any notice required or permitted under this Warrant shall be given in writing to the appropriate addresses set forth below:

(i)

if to the Company, to the following address:

(ii)

if to the Holder, to the address specified in the Company’s transfer agent records.

10.

Governing Law & Jurisdiction

This Warrant shall be governed by and construed and enforced in accordance with the laws of the  State of Delaware applicable to contracts made and performed within such State.

Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of New York or the state courts of the State of New York sitting in the City of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. The Company and the Purchaser hereby waive a trial by jury in any action, proceeding or counterclaim brought by either of the Parties hereto against the other in respect of any matter arising out or in connection with this Agreement.

11.

Waiver

Except as expressly provided herein, neither this Warrant nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed as of the date first written above.

GENESIS FINANCIAL, INC.

By: __________________________

Name:

Title:

EXHIBIT A

FORM OF EXERCISE NOTICE

(To be executed by the Holder to exercise the right to purchase shares of Common Stock under the foregoing Warrant)

The undersigned is the Holder of Warrant No. _______ (the “Warrant”) issued by Genesis Financial, Inc. (the “Company”).  Capitalized terms used herein and not otherwise defined have the respective meanings set forth in the Warrant.

(a)

The Warrant is currently exercisable to purchase a total of ______________ Warrant Shares.

(b)

The undersigned Holder hereby exercises its right to purchase _________________ Warrant Shares pursuant to the Warrant.

(c)

The holder shall make payment of the Exercise Price as follows

(d)

 (check one):

_______________ “Cash Exercise”

_______________ “Cashless Exercise”

(e)

If the holder is making a Cash Exercise, the holder shall pay the sum of $____________ to the Company in accordance with the terms of the Warrant.

(f)

Pursuant to this exercise, the Company shall deliver to the holder ______________ Warrant Shares in accordance with the terms of the Warrant.

(g)

Following this exercise, the Warrant shall be exercisable to purchase a total of ______________ Warrant Shares.

(h)

The Holder represents that, as of the date of exercise:

(a)

the Warrant Shares being purchased pursuant to this Exercise Notice are being acquired solely for the Holder’s own account and not as a nominee for any other party, for investment, and not with a view toward distribution or resale; and

(b)

the Holder is an “accredited investor” as such term is defined in Rule 501(a)(1) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act.

Holder

__________________

_____________________

Name & Title: